      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 27, 2003

                                               REGISTRATION NO. 333-____________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              OLD NATIONAL BANCORP
                              --------------------
               (Exact name of registrant as specified in charter)

           INDIANA                                       35-1539838
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)

           420 MAIN STREET, EVANSVILLE, INDIANA 47708, (812) 464-1434
           ----------------------------------------------------------
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

           (AGENT FOR SERVICE)                             (COPIES TO)

          JEFFREY L. KNIGHT, ESQ.                    TIMOTHY M. HARDEN, ESQ.
SENIOR VICE PRESIDENT, CORPORATE SECRETARY          NICHOLAS J. CHULOS, ESQ.
            AND GENERAL COUNSEL                         KRIEG DEVAULT LLP
           OLD NATIONAL BANCORP                      2800 ONE INDIANA SQUARE
               P.O. BOX 718                     INDIANAPOLIS, INDIANA 46204-2017
           EVANSVILLE, IN 47705                          (317) 636-4341
              (812) 464-1363


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [ ].

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [ ].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [x]. 333-29433

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ].

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
Title of each class        Amount                 Proposed maximum          Proposed maximum           Amount of
of securities              to be                  offering price            aggregate offering         registration
to be registered           registered             per unit *                price *                    fee
-------------------------------------------------------------------------------------------------------------------------
Debt Securities            $15,400,000            100%                      $15,400,000 (1)            $1,245.86

=========================================================================================================================

* In U.S. dollars and estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.


THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


         This Registration Statement is being filed by Old National Bancorp with respect to the registration of additional securities pursuant to Rule 462(b) and General Instruction IV of Form S-3, both under the Securities Act of 1933, as amended, and includes the Registration Statement facing page, this page, the signature page, an exhibit index, an opinion of legal counsel, a consent of legal counsel and a consent of independent accountants. The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (Registration No. 333-29433), as amended (including the exhibits thereto), declared effective by the Securities and Exchange Commission on July 23, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on May 27, 2003.

                                     OLD NATIONAL BANCORP


                                     By:  /s/ James A. Risinger
                                        ----------------------------------------
                                              James A. Risinger
                                              Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below as of May 27, 2003.

Name                                      Title
----                                      -----
/s/ JAMES A. RISINGER                     Chairman of the Board, Director, and Chief
-----------------------                   Executive Officer (Principal Executive Officer)
James A. Risinger


/s/ JOHN S. POELKER                       Executive Vice President (Principal Financial
-----------------------                   Officer and Principal Accounting Officer)
John S. Poelker



RICHARD J. BOND*                          Director
-----------------------
Richard J. Bond


ALAN W. BRAUN*                            Director
-----------------------
Alan W. Braun


LARRY E. DUNIGAN*                         Director
-----------------------
Larry E. Dunigan


DAVID E. ECKERLE*                         Director
-----------------------
David E. Eckerle


-----------------------                   Director
Niel C. Ellerbrook

-----------------------                   Director
Douglas D. French


                                          Director
-----------------------
Andrew E. Goebel

PHELPS L. LAMBERT*                       Director
------------------
Phelps L. Lambert

RONALD B. LANKFORD*                      Director
-------------------
Ronald B. Lankford


LUCIEN H. MEIS*                          Director
---------------
Lucien H. Meis


LOUIS L. MERVIS*                         Director
----------------
Louis L. Mervis


JOHN N. ROYSE*
--------------
John N. Royse


MARJORIE Z. SOYUGENC*                    Director
---------------------
Marjorie Z. Soyugenc


                                         Director
-----------------
Kelly N. Stanley


CHARLES D. STORMS*                       Director
------------------
Charles D. Storms

* By:  JEFFREY L. KNIGHT                 Attorney-in-Fact
       -----------------
       Jeffrey L. Knight

                                  EXHIBIT INDEX

EXHIBIT NUMBER          DOCUMENT
--------------          --------


      5.1               Opinion of Krieg DeVault LLP.

      23.1 Consent of Krieg DeVault LLP (included in Exhibit 5.1 to this Registration Statement).

      23.2              Consent of PricewaterhouseCoopers LLP.